EXHIBIT 99.1

Argyle Security Acquisition Corporation Announces Separate Trading of Common Stock and Warrants

          NEW YORK, March 2 /PRNewswire-FirstCall/ -- Argyle Security Acquisition Corporation (OTC Bulletin Board: ARGLU) (the “Company”) announces that, as of today, holders of the Company’s units can separately trade the common stock and warrants included in such units.  The symbols for the common stock, warrants and units are ARGL, ARGLW and ARGLU, respectively.

          Argyle Security Acquisition Corporation is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other business combination with an unidentified operating business in the security industry.

          Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of Company to satisfy the conditions for completion of the business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.

          CONTACT: James Bell (210) 828-1700

     Form of 8-K

SOURCE  Argyle Security Acquisition Corporation
          -0-                                                    03/01/2006
          /CONTACT:  James Bell of Argyle Security Acquisition Corporation,
+1-210-828-1700/
          (ARGLU)